Exhibit 99.1

FTC Solar Appoints Yann Brandt as New CEO

AUSTIN, Texas — July 23, 2024 – FTC Solar, Inc. (Nasdaq: FTCI), a leading provider of solar tracker systems, software and engineering services, today announced that its Board of Directors has appointed Yann Brandt, a longtime solar executive, as the company’s new President and Chief Executive Officer and a member of the Board, effective August 19, 2024. His appointment has been made following a robust and competitive search process carried out by the Board with support from external resources.

Shaker Sadasivam, Chairman of the Board of FTC Solar, said, “FTC has built a strong industry brand and foundation as a company, with a robust catalog of single-axis trackers for both 1P and 2P configuration with industry leading constructability and an enhanced cost structure. Following a thorough and highly competitive process to identify FTC Solar’s next CEO, the Board finds that Yann is the right leader for FTC at this time, to execute on this foundation and capture the significant opportunity we see ahead. He is an exceptional, strategic leader and industry insider with deep experience and relationships throughout the solar industry. His focus on performance and delivery, with a firm understanding of the opportunities and challenges in the solar market will serve FTC well as we continue to focus on execution and a healthy recovery. We are pleased to welcome him to the leadership team and Board.”

Mr. Brandt is a solar executive with more than 18 years of experience in solar manufacturing, project development, finance, and energy storage. He joins the company from FlexGen, a leading battery energy storage services and software company, where he most recently served as Chief Commercial Officer since November 2022 and previously as Chief Financial Officer since February 2021, overseeing tremendous growth in revenue and profitability during his tenure. Prior to FlexGen, Mr. Brandt served as CEO of Quick Mount PV, a leading manufacturer of solar racking for residential solar where he led the company’s reorganization and subsequent strong growth. Prior to that, he was with Conergy, a leading downstream solar company, where he served as President of the Americas, leading all business operations, as well as Global Head of Marketing and PR overseeing a team in 15 countries. He is a current Board Member for the Solar Energy Industries Association (SEIA) and holds a Bachelor of Science degree in mechanical engineering from Johns Hopkins University.

On his appointment, Mr. Brandt commented, “I am thrilled to be selected to lead FTC Solar, a top brand in the tracking market. I have been familiar with FTC Solar since its inception and continue to be impressed with the reputation it has developed for innovation and ease of use. It is an exciting time to join FTC Solar and work with their customers and prospects, many of which I know well, and provide the best tracker solutions for their projects, while helping to take FTC’s business to the next level. Together with this incredible team, I am certain that we will impress the market with service and execution.”

About FTC Solar Inc.

Founded in 2017 by a group of renewable energy industry veterans, FTC Solar is a global provider of solar tracker systems, technology, software, and engineering services. Solar trackers significantly increase energy production at solar power installations by dynamically optimizing solar panel orientation to the sun. FTC Solar’s innovative tracker designs provide compelling performance and reliability, with an industry-leading installation cost-per-watt advantage.

Forward-Looking Statements

This press release contains forward looking statements. These statements are not historical facts but rather are based on our current expectations and projections regarding our business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. You should not rely on our forward-looking statements as predictions of future events, as actual results may differ materially from those in the forward-looking statements because of several factors, including those described in more detail in our filings with the U.S. Securities and Exchange Commission, including the section entitled “Risk Factors” contained therein. FTC Solar undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations, except as required by law.

FTC Solar Investor Contact:

Bill Michalek
Vice President, Investor Relations
FTC Solar
T: (737) 241-8618
E: IR@FTCSolar.com

FTC Solar Media Contact:

Sarah Evans
On behalf of FTC Solar
E: sarah@zenmedia.com

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